Exhibit 99.1

TIPTREE REPORTS FIRST QUARTER 2018 RESULTS

•	Revenues of $148.1 million for the quarter, up 1.3% from $146.2 million in the prior year period.

•	Net income before non-controlling interests of $29.0 million for the quarter, an increase of $27.7 million from the prior year period, primarily driven by the gain on sale of Care.

•
Adjusted EBITDA[1] of $5.3 million for the quarter, down 55.1% from $11.8 million in the prior year period. Normalized EBITDA[1], which removes the impact of realized and unrealized gains and losses and stock-based compensation, of $8.9 million for the quarter, compared to $12.4 million in 2017.

•	Book value per share, as exchanged[1] of $10.59, up 4.3% compared to $10.15 as of March 31, 2017.

•	Declared a dividend of $0.035 per share, up 16.7% to stockholders of record on May 21, 2018 with a payment date of May 29, 2018.

New York, New York - May 7, 2018 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management today announced its financial results for the three months ended March 31, 2018.

Summary Consolidated Statements of Operations

($ in millions, except for per share information)	Three Months Ended March 31,
GAAP:	2018	2017
Total revenues	$148.1	$146.2
Net income before non-controlling interests	$29.0	$1.3
Net income attributable to Tiptree Inc. Class A common stockholders	$23.6	$1.1
Diluted earnings per share	$0.79	$0.03

Non-GAAP: (1)
Adjusted EBITDA	$5.3	$11.8
Normalized EBITDA	$8.9	$12.4
Book value per share, as exchanged	$10.59	$10.15
1 For a reconciliation to U.S. GAAP, see “Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, May 8, 2018 at 9:00 a.m. Eastern Time to discuss its first quarter 2018 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, May 8, 2018 at 1:00 p.m. Eastern Time, until midnight Eastern on Tuesday, May 15, 2018. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13678648.

1Q’18 Financial Overview
Consolidated Highlights
Year-to-date 2018, we have executed on several strategic objectives:

Insurance:

•
Specialty Insurance operations continued to grow as gross written premiums were $201 million, up 21.3%, driven by growth across all our product lines. Net written premiums were $109 million, up 26.5%, driven by a combination of premium growth and increased retention rates.

•	On March 28, 2018, we expanded our insurance operations into Europe with the creation of Fortegra Europe Insurance Company Limited (“FEIC”).

Tiptree Capital:

•
On February 1, 2018, we sold our senior living operations to Invesque in exchange for a net 16.4 million shares, which was $0.91 accretive to our book value per share, as exchanged, or a 9.1% increase over our December 31, 2017 book value per share, as exchanged.

Corporate:

•	On March 23, 2018, we initiated an up to $20 million share buy-back plan split evenly between open market and opportunistic large block purchases.

•	On April 10, 2018, we completed a corporate reorganization that eliminated our dual class stock structure.

•
On May 4, 2018, we extended our existing credit facility to September 2020 and up-sized to $75 million while reducing the interest rate by 100 basis points. Combined with corporate cash, this gives us approximately $100 million of capital available to invest in support of our growth objectives.

Consolidated Results of Operations
Revenues

For the three months ended March 31, 2018, revenues were $148.1 million, which increased $1.9 million, or 1.3%, over prior year period driven by growth in earned premiums and service and administrative fees, partially offset by reduced other income, and unrealized losses on equity securities. Earned premiums were $101.6 million for the three months ended March 31, 2018, up from $89.2 million in the comparable 2017 period. This was consistent with our strategy to grow written premiums of our insurance business which contributes to increased investable assets and investment income. In addition to the growth in revenues, the combination of unearned premiums and deferred revenues on the balance sheet grew by $110.0 million or 23.4%, from March 31, 2017 to March 31, 2018 as we continue to grow credit protection and warranty written premiums, which are earned over multiple years.

Net Income (Loss) before non-controlling interests

For the three months ended March 31, 2018, net income before non-controlling interests was $29.0 million compared to net income of $1.3 million in the 2017 period, an increase of $27.7 million. The increase was driven by $34.5 million of income from discontinued operations including the net gain on sale of Care, which was partially offset by unrealized losses on equity securities (including the Invesque common stock), and lower asset management income as we reduced our exposure to CLO subordinated notes which resulted in less distributions and gains compared to 2017.

The table below highlights certain key drivers impacting our consolidated results presented on a pre-tax basis. Our investments are focused on a longer term investment horizon. In addition, our equity securities holdings are relatively concentrated, and are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these securities to be relatively volatile between periods. For a further discussion on these key drivers, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Results of Operations — Selected Key Metrics — Income (loss) before taxes (from continuing and discontinued operations)” in our Form 10-Q for the quarter ended March 31, 2018.

($ in thousands)	Three Months Ended March 31,
	2018	2017
Unrealized & realized gains (losses) on equity securities(1)	$(8,697)	$(1,740)
Discontinued operations (Care)(2)	$46,808	$(1,530)
Asset management - credit investments	$277	$5,168
_____________________________
(1) Includes $3.9 million attributable to Invesque shares from the date of the sale (February 1, 2018).
(2) Includes pre-tax Gain on sale of Discontinued Operations of $46.2 million.

Net Income (Loss) Available to Class A Common Stockholders

For the three months ended March 31, 2018, net income available to Class A common stockholders was $23.6 million, an increase of $22.5 million from the prior year period. The key drivers of net income available to Class A common stockholders were the same factors which impacted the net income before non-controlling interests.

Non-GAAP

Management uses Adjusted EBITDA and book value per share, as exchanged as measurements of operating performance which are non-GAAP measures. Management believes that use of Adjusted EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share, as exchanged assumes full exchange of the limited partners units of Tiptree Financial Partners, L.P. (“TFP”) for Tiptree Class A common stock. Management believes that use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Total Adjusted EBITDA for the three months ended March 31, 2018 was $5.3 million compared to $11.8 million for the 2017 period, a decrease of $6.5 million, or 55.1%. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our net income before non-controlling interests, excluding add-backs associated with the Care gain and non-recurring expenses. For Care, the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods. See “— Non-GAAP Reconciliations” for a reconciliation to GAAP net income.

Total stockholders’ equity was $407.7 million as of March 31, 2018 compared to $393.8 million as of March 31, 2017, primarily driven by net income over the last four quarters and the net increase in equity outstanding as a result of an option exercise, net of share re-purchases.

As exchanged book value per share for the period ended March 31, 2018 was $10.59, an increase from $10.15 as of March 31, 2017. The key drivers of the period-over-period impact were earnings per share of $0.87 over the last four quarters and the purchase of 1.0 million shares at an average 28% discount to book value. Those increases were partially offset by dividends paid of $0.12 per share, officer and director compensation share issuances, and the exercise of a 2007 founders’ option in June 2017, the latter of which resulted in 1.5 million shares being issued for $5.36 per share in cash paid to the Company which resulted in a $0.19 decrease in book value per share. Over the past twelve months, Tiptree returned $12.0 million to shareholders through share repurchases and dividends paid.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management expertise. In addition to our specialty insurance operations, we allocate our capital across our investments in other companies and assets which we refer to as Tiptree Capital. As of March 31, 2018, Tiptree Capital consists of asset management operations, mortgage operations and other investments (including Invesque common shares). As such, we classify our business into three reportable segments– specialty insurance, asset management and mortgage. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in thousands)	Three Months Ended March 31,
	2018	2017
Specialty Insurance	$1,343	$4,801
Tiptree Capital:
Asset management	892	5,581
Mortgage	153	301
Other	(2,717)	84
Corporate	(6,714)	(6,729)
Pre-tax income (loss) from continuing operations	$(7,043)	$4,038
Pre-tax income (loss) from discontinued operations (1)	$46,808	$(1,530)
_______________________________

(1)	Includes Care for 2017 and 2018. Includes $46.2 million pre-tax gain on sale of Care in 2018.

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting cash, and evaluating the relative performance of its businesses and investments. The following table presents the components of Total Capital and Adjusted EBITDA.

Invested Capital and Adjusted EBITDA - Non-GAAP (1)

($ in thousands)	Three Months Ended March 31,
	Total Capital		Adjusted EBITDA
	2018	2017	2018	2017
Specialty Insurance	$441,518	$402,252	$8,193	$9,379
Tiptree Capital	147,244	190,752	5,505	9,530
Asset management	4,164	38,474	892	5,581
Mortgage	30,890	25,291	289	839
Other (2)	112,190	126,987	4,324	3,110
Corporate	43,228	45,507	(8,354)	(7,123)
Total Tiptree	$631,990	$638,511	$5,344	$11,786

(1)	For further information relating to the Company’s Total Capital and Adjusted EBITDA, including a reconciliation to GAAP total stockholders equity and pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations, in the Form 10-Q for the quarter ended March 31, 2018.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management expertise. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs which underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	March 31, 2018	December 31, 2017
Assets:
Investments:
Available for sale securities, at fair value	$212,809	$182,448
Loans, at fair value	239,331	258,173
Equity securities, at fair value	140,238	25,536
Other investments	41,243	59,142
Total investments	633,621	525,299
Cash and cash equivalents	81,219	110,667
Restricted cash	19,336	31,570
Notes and accounts receivable, net	201,157	186,422
Reinsurance receivables	362,411	352,967
Deferred acquisition costs	143,146	147,162
Goodwill	91,562	91,562
Intangible assets, net	59,375	64,017
Other assets	42,122	31,584
Assets held for sale	54,857	448,492
Total assets	$1,688,806	$1,989,742

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$320,508	$346,081
Unearned premiums	521,085	503,446
Policy liabilities and unpaid claims	117,740	112,003
Deferred revenue	58,349	56,745
Reinsurance payable	96,178	90,554
Other liabilities and accrued expenses	117,818	121,321
Liabilities held for sale	49,468	362,818
Total liabilities	$1,281,146	$1,592,968

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 35,003,004 and 35,003,004 shares issued and outstanding, respectively	35	35
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 8,049,029 and 8,049,029 shares issued and outstanding, respectively	8	8
Additional paid-in capital	294,678	295,582
Accumulated other comprehensive income (loss), net of tax	(1,483)	966
Retained earnings	60,741	38,079
Class A common stock held by subsidiaries, 5,080,943 and 5,197,551 shares, respectively	(33,823)	(34,585)
Class B common stock held by subsidiaries, 8,049,029 and 8,049,029 shares, respectively	(8)	(8)
Total Tiptree Inc. stockholders’ equity	320,148	300,077
Non-controlling interests - TFP	82,082	77,494
Non-controlling interests - Other	5,430	19,203
Total stockholders’ equity	407,660	396,774
Total liabilities and stockholders’ equity	$1,688,806	$1,989,742

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Earned premiums, net	$101,645	$89,231
Service and administrative fees	24,576	23,776
Ceding commissions	2,283	2,271
Net investment income	4,205	4,505
Net realized and unrealized gains (losses)	6,606	16,212
Other revenue	8,757	10,194
Total revenues	148,072	146,189
Expenses:
Policy and contract benefits	36,626	32,992
Commission expense	62,633	56,793
Employee compensation and benefits	27,788	29,030
Interest expense	5,946	6,078
Depreciation and amortization	2,957	3,554
Other expenses	19,165	17,619
Total expenses	155,115	146,066
Other income:
Income attributable to consolidated CLOs	—	8,867
Expenses attributable to consolidated CLOs	—	4,952
Net income (loss) attributable to consolidated CLOs	—	3,915
Total other income	—	3,915
Income (loss) before taxes from continuing operations	(7,043)	4,038
Less: provision (benefit) for income taxes	(1,568)	1,568
Net income (loss) from continuing operations	(5,475)	2,470
Discontinued operations:
Income (loss) before taxes from discontinued operations	624	(1,530)
Gain on sale of discontinued operations, net	46,184	—
Less: Provision (benefit) for income taxes	12,327	(402)
Net income (loss) from discontinued operations	34,481	(1,128)
Net income (loss) before non-controlling interests	29,006	1,342
Less: net income (loss) attributable to non-controlling interests - TFP	5,392	208
Less: net income (loss) attributable to non-controlling interests - Other	54	34
Net income (loss) attributable to Tiptree Inc. Class A common stockholders	$23,560	$1,100

Net income (loss) per Class A common share:
Basic, continuing operations, net	$(0.15)	$0.07
Basic, discontinued operations, net	0.94	(0.03)
Basic earnings per share	$0.79	$0.04

Diluted, continuing operations, net	(0.15)	0.06
Diluted, discontinued operations, net	0.94	(0.03)
Diluted earnings per share	$0.79	$0.03

Weighted average number of Class A common shares:
Basic	29,861,496	28,424,824
Diluted	29,861,496	36,749,956

Dividends declared per common share	$0.035	$0.030

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — EBITDA and Adjusted EBITDA

The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses.

($ in thousands)	Three Months Ended March 31,
	2018	2017
Net income (loss) available to Class A common stockholders	$23,560	$1,100
Add: net (loss) income attributable to noncontrolling interests	5,446	242
Less: net income from discontinued operations	34,481	(1,128)
Income (loss) from continuing operations	$(5,475)	$2,470
Consolidated interest expense	5,946	6,078
Consolidated income tax expense (benefit)	(1,568)	1,568
Consolidated depreciation and amortization expense	2,957	3,554
EBITDA from Continuing Operations	$1,860	$13,670
Asset-based interest expense(1)	(2,094)	(3,163)
Effects of purchase accounting (2)	(248)	(464)
Non-cash fair value adjustments (3)	66	513
Non-recurring expenses (4)	(376)	(1,736)
Adjusted EBITDA from Continuing Operations	$(792)	$8,820

Income (loss) from discontinued operations	$34,481	$(1,128)
Consolidated interest expense	1,252	2,701
Consolidated income tax expense (benefit)	12,327	(402)
Consolidated depreciation and amortization expense	—	4,255
EBITDA from discontinued operations	$48,060	$5,426
Asset based interest expense(1)	(1,252)	(2,701)
Non-cash fair value adjustments (3)	(40,672)	—
Non-recurring expenses (4)	—	241
Adjusted EBITDA from discontinued operations	$6,136	$2,966
Total Adjusted EBITDA	$5,344	$11,786
______________________

(1)
The consolidated asset-based interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, mortgage and other operations.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3)
For Reliance, within our mortgage operations, Adjusted EBITDA excludes the impact of changes in contingent earn-outs. For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)	Acquisition, start-up and disposition costs including legal, taxes, banker fees and other costs. Also includes payments pursuant to a separation agreement, dated as of November 10, 2015.

Non-GAAP Financial Measures — EBITDA and Adjusted EBITDA

The tables below present EBITDA and Adjusted EBITDA by business component.

	Three Months Ended March 31, 2018
		Tiptree Capital
($ in thousands)	Specialty insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$1,343	$892	$153	$(2,717)	$—	$(1,672)	$(6,714)	$(7,043)
Pre-tax income/(loss) from discontinued ops	—	—	—	—	46,808	46,808	—	46,808
Add back:
Interest expense	4,533	—	300	485	1,252	2,037	629	7,199
Depreciation and amortization expenses	2,722	—	136	37		173	62	2,957
EBITDA	$8,598	$892	$589	$(2,195)	$48,060	$47,346	$(6,023)	$49,921
EBITDA adjustments:
Asset-specific debt interest(2)	(1,309)	—	(300)	(485)	(1,252)	(2,037)	—	(3,346)
Effects of purchase accounting(3)	(248)	—	—	—	—	—	—	(248)
Non-cash fair value adjustments(4)	66	—	—	—	(40,672)	(40,672)	—	(40,606)
Non-recurring expenses(5)	1,086	—	—	868	—	868	(2,331)	(377)
Adjusted EBITDA	$8,193	$892	$289	$(1,812)	$6,136	$5,505	$(8,354)	$5,344
Plus: Stock based compensation expense	627	—	20	—	—	20	585	1,232
Less: Realized and unrealized gains (losses)(6)	(4,499)	(28)	—	(3,178)	5,512	2,306	—	(2,193)
Less: Third party NCI Adjusted EBITDA	—	—	—	(128)	—	(128)	—	(128)
Normalized EBITDA	$13,319	$920	$309	$1,494	$624	$3,347	$(7,769)	$8,897
______________________
(1) Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations”, in the Form 10-Q for the quarter ended March 31, 2018.

	Three Months Ended March 31, 2017
		Tiptree Capital
($ in thousands)	Specialty insurance	Asset Management	Mortgage	Other	Discontinued Operations(1)	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$4,801	$5,581	$301	$84	$—	$5,966	$(6,729)	$4,038
Pre-tax income/(loss) from discontinued ops	—	—	—	—	(1,530)	(1,530)	—	(1,530)
Add back:
Interest expense	3,445	—	216	1,137	2,701	4,054	1,280	8,779
Depreciation and amortization expenses	3,294	—	138	60	4,255	4,453	62	7,809
EBITDA	$11,540	$5,581	$655	$1,281	$5,426	$12,943	$(5,387)	$19,096
EBITDA adjustments:
Asset-specific debt interest(2)	(1,810)	—	(216)	(1,137)	(2,701)	(4,054)	—	(5,864)
Effects of purchase accounting(3)	(464)	—	—	—	—	—	—	(464)
Non-cash fair value adjustments(4)	113	—	400	—	—	400	—	513
Non-recurring expenses(5)	—	—	—	—	241	241	(1,736)	(1,495)
Adjusted EBITDA	$9,379	$5,581	$839	$144	$2,966	$9,530	$(7,123)	$11,786
Plus: Stock based compensation expense	1,351	—	49	—	—	49	399	1,799
Less: Realized and unrealized gains (losses)(6)	(1,528)	2,233	—	(4)	—	2,229	—	701
Less: Third party NCI Adjusted EBITDA	—	—	—	129	386	515	—	515
Normalized EBITDA	$12,258	$3,348	$888	$19	$2,580	$6,835	$(6,724)	$12,369
______________________
(1) Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations”, in the Form 10-Q for the quarter ended March 31, 2018.

Non-GAAP Financial Measures — Book value per share, as exchanged

Book value per share, as exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	Three Months Ended March 31,
	2018	2017
Total stockholders’ equity	$407,660	$393,838
Less non-controlling interest - other	5,430	22,970
Total stockholders’ equity, net of non-controlling interests - other	$402,230	$370,868
Total Class A shares outstanding (1)	29,922	28,492
Total Class B shares outstanding	8,049	8,049
Total shares outstanding	37,971	36,541
Book value per share, as exchanged	$10.59	$10.15
______________________
(1) As of March 31, 2018, excludes 5,197,551 shares of Class A common stock held by a consolidated subsidiary of the Company. See Note—(21) Earnings Per Share, in the Form 10-Q for the quarter ended March 31, 2018, for further discussion of potential dilution from warrants.

Non-GAAP Financial Measures — Invested & Total Capital

Invested Capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt.

($ in thousands)	Three Months Ended March 31,
	2018	2017
Total stockholders’ equity	$407,660	$393,838
Less non-controlling interest - other	5,430	22,970
Total stockholders’ equity, net of non-controlling interests - other	$402,230	$370,868
Plus Specialty Insurance accumulated depreciation and amortization, net of tax	37,599	30,491
Plus Care accumulated depreciation and amortization - discontinued operations, net of tax and NCI	—	23,965
Plus acquisition costs	4,161	7,563
Invested Capital	$443,990	$432,887
Plus corporate debt	$188,000	$205,626
Total Capital	$631,990	$638,513